Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-193115) of Arno Therapeutics, Inc. on Form S-1 of our report dated March 31, 2014, on the financial statements of Arno Therapeutics, Inc. and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

New York, New York

April 30, 2014